Exhibit 99.1

Investors May Contact:
Ryan Marsh
VP & Treasurer
(770) 418-8211
ir@asburyauto.com

Reporters May Contact:
Andrea Wehrmann
Porter Novelli
(404) 995-4526
andrea.wehrmann@porternovelli.com

ASBURY AUTOMOTIVE GROUP ANNOUNCES
FIRST QUARTER FINANCIAL RESULTS

First quarter adjusted EPS from continuing operations of $0.35 per diluted share, a 30% increase over the prior year period

First quarter total revenues up 18% over the prior year period
- New vehicle unit sales up 21%
- Used vehicle unit sales up 24%

After-tax gain on the sale of heavy truck business of $15.8 million, partially offset by an after-tax litigation reserve charge of $5.5 million

Duluth, GA, April 27, 2011 - Asbury Automotive Group, Inc. (NYSE: ABG), one of the largest automotive retail and service companies in the U.S., today reported adjusted income from continuing operations for the first quarter 2011 of $11.6 million, or $0.35 per diluted share, versus income from continuing operations in the prior period of $9.0 million, or $0.27 per diluted share, which represents a 30% improvement on a per diluted share basis. Adjusted income from continuing operations for the first quarter 2011 excludes a charge for a legal reserve of $5.5 million, after tax, as well as executive separation costs of $1.4 million, after tax, or a total of $0.21 per diluted share. There were no adjustments in the first quarter 2010. Net income for the first quarter 2011 was $19.9 million, or $0.59 per diluted share, compared to $7.4 million, or $0.22 per diluted share, in the prior year period. Included in net income for the first quarter 2011, as part of discontinued operations, is an after tax gain of $15.8 million, or $0.47 per diluted share, from the sale of the heavy truck business.

Revenues in the first quarter 2011 totaled $1.0 billion, an 18% increase compared to prior period. This increase is primarily due to a combined 20% growth in new and used vehicle retail revenues. Used vehicle retail revenue for the first quarter 2011 increased 22% compared to the prior year period, as used retail unit sales increased 24%. Additionally, parts and service revenue increased 5% and F&I revenue increased 29% compared to the first quarter 2010.
“Asbury is pleased to announce continued double-digit revenue growth for the first quarter, primarily as a result of growth in new and used light vehicle revenues,” said Craig T. Monaghan, Asbury's President and CEO. “With the completion of the sale of our heavy truck business, we are now a focused, pure-play light vehicle retailer.”
Michael S. Kearney, Asbury's Executive Vice President and Chief Operating Officer stated, “We continue to see the benefits of the programs we have put in place, particularly the Asbury 121 used vehicle retailing program. In the first quarter, we delivered a 20% increase in same store used unit sales while earning gross profit margins of 10.6%. The 26% growth in same store F&I revenue compared to our 19% same store unit volume growth in new and used vehicle sales reflects the on-going success of our F&I sales process training and execution.”
Addressing the Japan tragedy, Mr. Kearney continued, “We continue to evaluate the consequences that the earthquakes and related events in Japan will have on our operating results. We anticipate some meaningful supply disruptions, but we are unable to quantify the depth or duration at this time. We are beginning to see the effect of production disruptions and expect to have approximately 45 - 50 days supply of inventory of our Japanese brands at the end of April.  We are working to mitigate the situation through several initiatives, such as expanding our used vehicle business, seeking higher margins on vehicle sales, and more actively managing inventory across stores within our dealership network.  We are confident in the long-term strength of our Japanese partners and believe the current disruption will be temporary.”
Mr. Monaghan concluded, “Despite the recent events in Japan, we continue to execute our strategy of reinvesting in our business, funding our technology initiatives, and strengthening our balance sheet. We generated a $26 million pre-tax gain on the sale of the heavy truck business, sold our sub-prime consumer loan portfolio, paid down $7 million in mortgage debt, spent $17 million on property lease buy-outs with another $14 million under contract, and repurchased $4 million of Asbury common stock thus far this year. At the end of the first quarter 2011, we had $104 million available between cash and our floor plan offset accounts. We are pleased with our first quarter performance and confident in our long term business strategy.”

The after-tax charge of $5.5 million recorded in the first quarter 2011 is related to recent developments in ongoing litigation. This litigation relates to our operations in Arkansas prior to 2007.

Asbury will host a conference call to discuss its first quarter results this morning at 11:00 a.m. Eastern Time. The call will be simulcast live on the Internet and can be accessed by logging onto http://www.asburyauto.com or http://www.ccbn.com. In addition, a live audio of the call will be accessible to the public by calling (888) 312-3047 (domestic), or (719) 325-2138 (international); passcode - 6373993. Callers should dial in approximately 5 to 10 minutes before the call begins.

About Asbury Automotive Group

Asbury Automotive Group, Inc. (“Asbury”), headquartered in Duluth, Georgia, a suburb of Atlanta, is one of the largest automobile retailers in the U.S. Built through a combination of organic growth and a series of strategic acquisitions, Asbury currently operates 81 retail auto stores, encompassing 100 franchises for the sale and servicing of 29 different brands of American, European and Asian automobiles. Asbury offers customers an extensive range of automotive products and services, including new and used vehicle sales and related financing and insurance, vehicle maintenance and repair services, replacement parts and service contracts.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical fact, and may include statements relating to goals, plans, market conditions and projections regarding Asbury's financial position, liquidity, results of operations, market position and dealership portfolio, the benefits of its restructuring program and other initiatives and future business strategy. These statements are based on management's current expectations and beliefs and involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, market factors, Asbury's relationships with, and the financial and operational stability of, vehicle manufacturers and other suppliers, risks associated with Asbury's indebtedness (including available borrowing capacity and compliance with its financial covenants), Asbury's relationships with, and the financial stability of, its lenders and lessors, risks related to competition in the automotive retail and service industries, general economic conditions both nationally and locally, governmental regulations, legislation, adverse results in litigation and other proceedings, and Asbury's ability to execute its IT initiatives and other operational strategies, Asbury's ability to leverage gains from its dealership portfolio, Asbury's ability to capitalize on opportunities to repurchase its debt and equity securities or purchase properties that it currently leases, and Asbury's ability to stay within its targeted range for capital expenditures. There can be no guarantees that Asbury's plans for future operations will be successfully implemented or that they will prove to be commercially successful.

These and other risk factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements are and will be discussed in Asbury's filings with the Securities and Exchange Commission from time to time, including its most recent annual report on Form 10-K and any subsequently filed quarterly reports on Form 10-Q. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

ASBURY AUTOMOTIVE GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)
(Unaudited)

	For the Three Months Ended March 31,
	2011	2010
REVENUES:
New vehicle	$571.2	$477.0
Used vehicle	301.4	248.8
Parts and service	144.6	137.5
Finance and insurance, net	32.4	25.2
Total revenues	1,049.6	888.5
COST OF SALES:
New vehicle	537.1	444.1
Used vehicle	274.0	225.7
Parts and service	65.6	64.1
Total cost of sales	876.7	733.9
GROSS PROFIT	172.9	154.6
OPERATING EXPENSES:
Selling, general and administrative	134.8	121.7
Depreciation and amortization	5.3	5.4
Other operating expense (income), net	10.4	(0.7)
Income from operations	22.4	28.2
OTHER EXPENSE:
Floor plan interest expense	(2.7)	(2.4)
Other interest expense	(10.5)	(9.0)
Swap interest expense	(1.4)	(1.7)
Convertible debt discount amortization	(0.2)	(0.4)
Total other expense, net	(14.8)	(13.5)
Income before income taxes	7.6	14.7
INCOME TAX EXPENSE	2.9	5.7
INCOME FROM CONTINUING OPERATIONS	4.7	9.0
DISCONTINUED OPERATIONS, net of tax	15.2	(1.6)
NET INCOME	$19.9	$7.4
EARNINGS PER COMMON SHARE:
Basic—
Continuing operations	$0.15	$0.28
Discontinued operations	0.46	(0.05)
Net income	$0.61	$0.23
Diluted—
Continuing operations	$0.14	$0.27
Discontinued operations	0.45	(0.05)
Net income	$0.59	$0.22
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	32.4	32.2
Stock options	0.7	0.7
Restricted stock	0.2	0.2
Performance share units	0.3	0.1
Restricted share units	—	0.1
Diluted	33.6	33.3

New Vehicle-

	For the Three Months Ended March 31,		Increase (Decrease)	% Change
	2011	2010
	(Dollars in millions, except for per vehicle data)
Revenue:
New vehicle revenue—same store(1)
Luxury	$198.0	$175.7	$22.3	13%
Mid-line import	279.2	234.3	44.9	19%
Mid-line domestic	76.6	67.0	9.6	14%
Total new vehicle revenue—same store(1)	553.8	477.0	76.8	16%
New vehicle revenue—acquisitions	17.4	—
New vehicle revenue, as reported	$571.2	$477.0	$94.2	20%
Gross profit:
New vehicle gross profit—same store(1)
Luxury	$13.6	$13.8	$(0.2)	(1)%
Mid-line import	14.5	14.4	0.1	1%
Mid-line domestic	5.2	4.7	0.5	11%
Total new vehicle gross profit—same store(1)	33.3	32.9	0.4	1%
New vehicle gross profit—acquisitions	0.8	—
New vehicle gross profit, as reported	$34.1	$32.9	$1.2	4%

	For the Three Months Ended March 31,		Increase	% Change
	2011	2010
New vehicle units:
New vehicle retail units—same store(1)
Luxury	4,010	3,694	316	9%
Mid-line import	11,125	9,363	1,762	19%
Mid-line domestic	2,143	1,792	351	20%
Total new vehicle retail units—same store(1)	17,278	14,849	2,429	16%
Fleet vehicles	750	481	269	56%
Total new vehicle units—same store(1)	18,028	15,330	2,698	18%
New vehicle units—acquisitions	556	—
New vehicle units—actual	18,584	15,330	3,254	21%

New Vehicle Metrics-

	For the Three Months Ended March 31,		Decrease	% Change
	2011	2010
Revenue per new vehicle sold—same store(1)	$30,719	$31,115	$(396)	(1)%
Gross profit per new vehicle sold—same store(1)	$1,847	$2,146	$(299)	(14)%
New vehicle gross margin—same store(1)	6.0%	6.9%	(0.9)%	(13)%

(1)
Same store information consists of amounts from dealerships for the identical months of each period presented in the comparison, commencing with the first full month in which the dealership was owned by us.

Used Vehicle-

	For the Three Months Ended March 31,		Increase	% Change
	2011	2010
	(Dollars in millions, except for per vehicle data)
Revenue:
Used vehicle retail revenues—same store(1)	$239.8	$204.0	$35.8	18%
Used vehicle retail revenues—acquisitions	8.7	—
Total used vehicle retail revenues	248.5	204.0	44.5	22%

Used vehicle wholesale revenues—same store(1)	51.9	44.8	7.1	16%
Used vehicle wholesale revenues—acquisitions	1.0	—
Total used vehicle wholesale revenues	52.9	44.8	8.1	18%
Used vehicle revenue, as reported	$301.4	$248.8	$52.6	21%
Gross profit:
Used vehicle retail gross profit—same store(1)	$25.4	$22.7	$2.7	12%
Used vehicle retail gross profit—acquisitions	1.0	—
Total used vehicle retail gross profit	26.4	22.7	3.7	16%

Used vehicle wholesale gross profit—same store(1)	0.9	0.4	0.5	125%
Used vehicle wholesale gross profit—acquisitions	0.1	—
Total used vehicle wholesale gross profit	1.0	0.4	0.6	150%
Used vehicle gross profit, as reported	$27.4	$23.1	$4.3	19%
Used vehicle retail units:
Used vehicle retail units—same store(1)	13,079	10,887	2,192	20%
Used vehicle retail units—acquisitions	440	—
Used vehicle retail units—actual	13,519	10,887	2,632	24%

Used Vehicle Metrics-

	For the Three Months Ended March 31,		Decrease	% Change
	2011	2010
Revenue per used vehicle retailed—same store(1)	$18,335	$18,738	$(403)	(2)%
Gross profit per used vehicle retailed—same store(1)	$1,942	$2,085	$(143)	(7)%
Used vehicle retail gross margin—same store(1)	10.6%	11.1%	(0.5)%	(5)%

(1)
Same store information consists of amounts from dealerships for the identical months of each period presented in the comparison, commencing with the first full month in which the dealership was owned by us.

Parts and Service-

	For the Three Months Ended March 31,		Increase (Decrease)	% Change
	2011	2010
	(Dollars in millions)
Revenue:
Parts and service revenue—same store(1)	$139.1	$137.5	$1.6	1%
Parts and service revenues—acquisitions	5.5	—
Parts and service revenue, as reported	$144.6	$137.5	$7.1	5%

Gross profit:
Parts and service gross profit—same store(1):
Customer pay	$46.2	$46.2	$—	—%
Warranty	12.0	11.7	0.3	3%
Reconditioning and preparation	12.7	10.2	2.5	25%
Wholesale parts	5.0	5.3	(0.3)	(6)%
Total parts and service gross profit—same store(1)	$75.9	$73.4	$2.5	3%
Parts and service gross profit—acquisitions	3.1	—
Parts and service gross profit, as reported	$79.0	$73.4	$5.6	8%
Parts and service gross margin—same store(1)	54.6%	53.4%	1.2%	2%

(1)
Same store information consists of amounts from dealerships for the identical months of each period presented in the comparison, commencing with the first full month in which the dealership was owned by us.

Finance and Insurance, net-

	For the Three Months Ended March 31,		Increase	% Change
	2011	2010
	(Dollars in millions, except for per vehicle data)

Finance and insurance, net—same store(1)	$31.7	$25.2	$6.5	26%
Finance and insurance, net—acquisitions	0.7	—
Finance and insurance, net as reported	$32.4	$25.2	7.2	29%
F&I per vehicle sold—same store(1)	$1,019	$961	$58	6%

(1)
 Same store information consists of amounts from dealerships for the identical months of each period presented in the comparison, commencing with the first full month in which the dealership was owned by us.

	For the Three Months Ended March 31,
	2011	2010
REVENUE MIX PERCENTAGES:
New vehicles	54.4%	53.7%
Used retail vehicles	23.7%	23.0%
Used vehicle wholesale	5.0%	5.0%
Parts and service	13.8%	15.5%
Finance and insurance, net	3.1%	2.8%
Total revenue	100.0%	100.0%
GROSS PROFIT MIX PERCENTAGES:
New vehicles	19.7%	21.3%
Used retail vehicles	15.3%	14.6%
Used vehicle wholesale	0.6%	0.3%
Parts and service	45.7%	47.5%
Finance and insurance, net	18.7%	16.3%
Total gross profit	100.0%	100.0%
SG&A EXPENSES AS A PERCENTAGE OF GROSS PROFIT	78.0%	78.7%

ASBURY AUTOMOTIVE GROUP, INC.
Additional Disclosures
(In millions)
(Unaudited)

	March 31, 2011	December 31, 2010	Increase (Decrease)	% Change
SELECTED BALANCE SHEET DATA
Cash and cash equivalents	$7.9	$21.3	$(13.4)	(63)%
New vehicle inventory	443.3	436.1	7.2	2%
Used vehicle inventory	87.0	74.8	12.2	16%
Parts inventory	36.3	36.5	(0.2)	(1)%
Total current assets	819.0	876.8	(57.8)	(7)%
Floor plan notes payable	369.5	424.6	(55.1)	(13)%
Total current liabilities	567.3	635.8	(68.5)	(11)%

CAPITALIZATION:
Long-term debt (including current portion)	$545.9	$543.8	$2.1	—%
Shareholders' equity	307.8	287.1	20.7	7%
Total	$853.7	$830.9	$22.8	3%
Brand Mix - New Vehicle Revenue by Brand-

	For the Three Months Ended March 31,
	2011	2010
Luxury
BMW	8%	9%
Mercedes-Benz	7%	7%
Lexus	5%	6%
Infiniti	5%	5%
Acura	4%	5%
Other luxury	7%	5%
Total luxury	36%	37%
Mid-Line Imports:
Honda	23%	22%
Nissan	13%	14%
Toyota	10%	10%
Other imports	4%	3%
Total imports	50%	49%
Mid-Line Domestic:
Ford	8%	9%
Chevrolet	3%	2%
Other domestics	3%	3%
Total domestic	14%	14%
Total New Vehicle Revenue	100%	100%

Asbury Automotive Group, Inc.
Supplemental Disclosures
(Dollars in millions, except per share data)
(Unaudited)
Our income from continuing operations during 2011 was impacted by several items shown below (collectively referred to as “2011 Adjusting Items”). We believe that an alternative comparison of our income from continuing operations (“Adjusted Income From Continuing Operations”), which is not defined by Generally Accepted Accounting Principles (“GAAP”), can be made by adjusting for items that are not core dealership operating items and should be considered when forecasting our future results. These 2011 Adjusting items are excluded by management when comparing actual results to forecasted results and are generally not included in external financial estimates of our business.
The non-GAAP measure Adjusted Income From Continuing Operations contains material limitations. Although we believe that litigation related expense and executive separation costs are infrequent, and although we do not expect to recognize these items in the future, we cannot assure you that we will not recognize them in the future. Our adjusted income from continuing operations may not be comparable with adjusted income from continuing operations of other companies to the extent that other companies recognize similar items in adjusted income from continuing operations and do not provide disclosure of the amounts. In order to compensate for these limitations, we also review the related GAAP measures. In addition, these non-GAAP measures are not defined by GAAP and our definition of each measure may differ from, and therefore may not be comparable to, similarly titled measures used by other companies, thereby limiting its usefulness as a comparative measure. These non-GAAP measures should not be considered in isolation, or as a substitute for analysis of our operating results as reported under GAAP.
Our operations during 2011 were impacted by certain items that are not core dealership operating items, which we believe are important to highlight when reviewing our results and should not be considered when forecasting our future results.
The non-core items shown in the table below are (i) legal claims related to operations from 2000 to 2006 and (ii) expenses related to executive separation benefits.

	For the Three Months Ended March 31,
	2011	2010
	(In millions, except per share data)
Adjusted income from continuing operations:
Net income	$19.9	$7.4
Discontinued operations, net of tax	(15.2)	1.6
Income from continuing operations	$4.7	$9.0

Non-core items - expense (income):
Litigation related expense	$9.0	$—
Executive separation costs	2.3	—
Tax benefit on non-core items above	(4.4)	—
Total non-core items	$6.9	$—
Adjusted income from continuing operations	$11.6	$9.0

Adjusted earnings per common share - diluted:
Net income	$0.59	$0.22
Discontinued operation, net of tax	(0.45)	0.05
Income from continuing operations	0.14	0.27

Total non-core items	0.21	—
Adjusted income from continuing operations	$0.35	$0.27

Weighted average common share outstanding - diluted	33.6	33.3